UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2016

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
(Former names or former addresses if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Leidos Holdings, Inc. was held on August 8, 2016. The final results of the stockholders’ vote on each of the matters presented for a vote is set forth below.

1.	The proposal to issue 76,958,918 shares of Leidos common stock in connection with the merger as disclosed in our proxy statement was approved based upon the following votes:

Votes for approval	50,152,474
Votes against	2,164,158
Abstentions	870,983
Broker non-votes	6,785,984

2.	The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

	Number of Votes
Director Nominee	For	Against	Abstain	Broker Non-Votes
David G. Fubini	50,739,468	1,212,241	1,235,906	6,785,984
Miriam E. John	50,309,742	1,691,827	1,186,046	6,785,984
John P. Jumper	49,147,560	2,779,393	1,260,662	6,785,984
Harry M.J. Kraemer, Jr.	50,211,071	1,861,286	1,115,258	6,785,984
Roger A. Krone	50,253,484	1,903,522	1,030,609	6,785,984
Gary S. May	50,786,976	1,155,498	1,245,141	6,785,984
Lawrence C. Nussdorf	50,423,832	1,496,481	1,267,302	6,785,984
Robert S. Shapard	50,764,923	1,158,099	1,264,593	6,785,984
Noel B. Williams	50,767,585	1,176,995	1,243,035	6,785,984

3.	The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in our proxy statement was approved based upon the following votes:

Votes for approval	48,411,489
Votes against	3,258,703
Abstentions	1,517,423
Broker non-votes	6,785,984

4.	The proposal to approve, on a non-binding, advisory basis, transaction-related compensation as disclosed in our proxy statement was approved based upon the following votes:

Votes for approval	47,744,082
Votes against	3,694,743
Abstentions	1,748,790
Broker non-votes	6,785,984

5.
The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2016 was approved based upon the following votes:

Votes for approval	58,597,803
Votes against	933,214
Abstentions	442,582
Broker non-votes	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2016	LEIDOS HOLDINGS, INC.

	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President and Corporate Secretary